                                                                    EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Strategic Dividend Fund:

We consent to the use in Post-Effective Amendment No. 11 to Registration Statement No. 33-14517 of our report dated September 4, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
December 30, 1996